Exhibit 10.1

AMENDMENT NO. 2 TO

AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 (the “Amendment”), dated effective as of April 5, 2006, is made  and entered into to amend the Amended and Restated Executive Employment Agreement, dated as of March 1, 2002, together with Amendment No. 1 dated September 22, 2005 (collectively, the “Employment Agreement”), by and between Christopher & Banks Corporation, a Delaware corporation (the “Company”), and Joseph E. Pennington (the “Executive”).

WITNESSETH:

WHEREAS, the Company and the Executive entered into the Employment Agreement which provides for a four-year term ending on February 28, 2006;

WHEREAS, the Company and the Executive entered into an Amendment to the Employment Agreement on September 22, 2005 which, among other things, extended the Executive’s employment to August 31, 2006 (the “Extended Date”);

WHEREAS, the Executive has been promoted to Chief Executive Officer; and

WHEREAS, the Company desires to continue to employ the Executive beyond the Extended Date and the Executive wishes to accept such continued employment with the Company upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the Company and the Executive agree as follows:

1.                                       Amendment.                            The Employment Agreement shall be amended as provided in this Amendment. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

2.                                       Employment.                           Section 1.1 of the Employment Agreement is hereby deleted in full and replaced as follows:

“1.1                        The Corporation hereby employs Executive, and Executive agrees to work for the Corporation as Chief Executive Officer, and to perform such related duties as are assigned to him from time to time by the Board of Directors of the Corporation.”

3.                                       Term. Section 2.1 of the Employment Agreement is hereby deleted in full and replaced as follows:

“2.1                        Unless terminated at an earlier date as otherwise provided herein, the term of the Executive’s employment hereunder shall be for a period ending on February 28, 2007.”

4.                                       Duties.          Section 3.1 of the Employment Agreement is hereby amended by inserting the following at the end of the paragraph:

“The parties acknowledge that from March 1, 2006 to February 28, 2007, Executive intends to fulfill his duties, in part, from Denver, Colorado; provided however, Executive shall continue to spend at least fifty percent of Executive’s time at the Corporation’s headquarters.”

5.                                       Compensation. The first paragraph after the table at the beginning of Section 4.1 of the Employment Agreement which discusses the Executive’s annual base salary after February 28, 2006 shall be deleted in full and replaced as follows:

“The Corporation agrees to pay Executive at an annual base salary of $520,000, pro rated from March 1, 2006 to February 28, 2007, payable at those intervals as the Corporation shall pay other executives.”

6.                                       Incentive Compensation. Section 4.3 of the Employment Agreement is hereby deleted in full and replaced as follows:

“4.3                        The Executive shall be eligible to receive a bonus in accordance with the Corporation’s bonus plans as in effect and approved by the Board of Directors from time to time.”

7.                                       Equity Incentive Plans. Section 4.4 of the Employment Agreement is hereby deleted in full and replaced as follows:

“4.4                        The Executive shall receive a one-time stock option grant of 18,000 shares of the Corporation’s common stock pursuant to and in accordance with its equity incentive  plan.”

8.                                       Termination.                             Section 12.1 of the Employment Agreement is hereby deleted in full and replaced as follows:

“12.1                 The Corporation may terminate the employment of the Executive at any time without cause by written notice of termination of employment to Executive. In the event that the Corporation terminates the employment of the Executive by delivering notice in accordance with the preceding sentence, the Executive shall receive as severance his base salary and benefits pursuant to Section 4 (except bonus) from the date of termination until February 28, 2007.”

9.                                       Miscellaneous.

9.1                                 Governing Law. This Amendment is made under and shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to Minnesota’s conflicts of law rules.

9.2                                 Prior Agreements. This Amendment and the Employment Agreement contain the entire agreement of the parties relating to the subject matter hereof and supersede all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Amendment which are not set forth herein. Except as explicitly amended by this Amendment, all of the terms and conditions of the Employment Agreement shall remain in full force and effect.

9.3                                 Amendments. No amendment or modification of this Amendment shall be deemed effective unless made in writing signed and delivered by the parties hereto.

9.4                                 Assignment. This Amendment shall not be assignable, in whole or in part, by either party without the written consent of the other party.

9.5                                 No Waiver. No term or condition of this Amendment shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Amendment, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waive and shall not constitute a waiver of such term of condition for the future or as to any act other than that specifically waived.

9.6                                 Counterparts. This Amendment may be signed in counterparts, each of which, when executed and delivered, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have hereunto set their hands, intending to be legally bound, as of the date first above written.

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Larry C. Barenbaum
Larry C. Barenbaum
Its: Chairman

/s/ Joseph E. Pennington
Joseph E. Pennington